Exhibit 99.1

NEWS RELEASE

Valvoline Completes the Acquisition of Great Canadian Oil Change
With 73 franchised stores in five provinces, Great Canadian Oil Change becomes Valvoline’s largest quick-lube brand in Canada
LEXINGTON, Ky., July 13, 2018 - Valvoline Inc. (NYSE: VVV), a leading worldwide supplier of premium branded lubricants and automotive services, today said that it has completed the previously announced acquisition of the business assets of Great Canadian Oil Change Franchising Ltd., the third-largest quick-lube system in Canada.
The acquisition expands Valvoline’s existing quick-lube network to more than 1,200 company-owned and franchised locations in North America.
“Growing and strengthening our quick-lube network through organic store expansion and high-quality acquisitions in both core and new markets is a key growth strategy for the company,” said Sam Mitchell, chief executive officer. “Great Canadian Oil Change, with its established brand and loyal customer base, is Valvoline’s first international quick-lube acquisition and provides us with an excellent opportunity to expand our quick-lube footprint outside the U.S.”

About ValvolineTM
Valvoline Inc. (NYSE: VVV) is a leading worldwide marketer and supplier of premium branded lubricants and automotive services, with sales in more than 140 countries. Established in 1866, Valvoline's heritage spans over 150 years, during which it has developed powerful brand recognition across multiple product and service channels. The highly trusted brand ranks as the No. 3 passenger car motor oil brand in the DIY market by volume, the No. 2 quick-lube chain by number of stores in the United States and the No.3 quick-lube chain by number of stores in Canada. The company operates and franchises more than 1,140 Valvoline Instant Oil ChangeSM centers in the U.S. and more than 70 Great Canadian Oil Change locations in Canada. It also markets Valvoline lubricants and automotive chemicals, including the new Valvoline™ Modern Engine Full Synthetic Motor Oil, which is specifically engineered to protect against carbon build-up in Gasoline Direct Injection (GDI), turbo and other engines manufactured since 2012; Valvoline High Mileage with MaxLife technology motor oil for engines over 75,000 miles; Valvoline Synthetic motor oil; and Zerex™ antifreeze. To learn more, visit www.valvoline.com.

Forward-Looking Statements
Certain statements in this news release, other than statements of historical fact, including estimates, projections, statements related to Valvoline's business plans and operating results are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Valvoline has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should” and “intends” and the negative of these words or other comparable terminology. These forward-looking statements are based on

Valvoline’s current expectations, estimates, projections and assumptions as of the date such statements are made, and are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. Additional information regarding these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Valvoline's most recently filed periodic reports on Forms 10-K and Form 10-Q, which are available on Valvoline’s website at http://investors.valvoline.com/sec-filings. Valvoline assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

TM Trademark, Valvoline or its subsidiaries, registered in various countries
SM Service mark, Valvoline or its subsidiaries, registered in various countries

FOR FURTHER INFORMATION

Investor Relations	Media Relations
Sean T. Cornett	Valerie Schirmer
+1 (859) 357-2798	+1 (859) 357-3235
scornett@valvoline.com	vschirmer@valvoline.com